Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
AGNC Investment Corp.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type		Security Class Title		Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	—	Common Stock, par value $0.01 per share	—	457(r)	—	(1) (2)	—	(1) (2)	—	(1) (2)	—	(3)	—	(3)
Fees to Be Paid	Equity	—	Preferred Stock, par value $0.01 per share	—	457(r)		(1) (2)	—	(1) (2)	—	(1) (2)	—	(3)	—	(3)
Fees to Be Paid	Debt	—	Debt Securities	—	457(r)	—	(1) (2)	—	(1) (2)	—	(1) (2)	—	(3)	—	(3)
Fees to be Paid	Equity		Depositary Shares		457(r)		(1) (2)		(1) (2)		(1) (2)		(3)		(3)
Fees Previously Paid	N/A		N/A		N/A		N/A		N/A		N/A		N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity		Under the Plan: Common Stock, par value $0.01 per share		415(a)(6)		21,740,000(4)(5)		(5)		(5)		(5)		(5)	S-3	333-257014	June 6, 2021	$60,635.005)
	Total Offering Amounts														(3)(5)
	Total Fees Previously Paid														(5)
	Total Fee Offsets														—
	Net Fee Due														(5)

(1)Omitted pursuant to Form S-3 Instructions to the Calculation of Filing Fee Tables and Related Disclosure 2.A.iii.c.
(2)An unspecified number and aggregate principal amount of the securities of each identified class is being registered for possible issuance from time to time at indeterminate prices, including an indeterminate amount of the Registrant’s Common Stock as may be issued upon conversion of shares of Preferred Stock or Debt Securities registered under this Registration Statement.
(3)The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”) to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will “pay-as-you-go” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(4)Pursuant to Rule 416(a) under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of the Registrant’s Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(5)Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes 21,740,000 unsold shares of the Registrant’s Common Stock (the “Unsold Shares”) that were previously registered by the Registrant pursuant to a registration statement on Form S-3 (File No. 333-225628), which was automatically effective on June 14, 2018 (the “Initial Registration Statement”) and subsequently pursuant to a registration statement on Form S-3 (File No. 333-257014), which was automatically effective on June 6, 2021 (the “Expiring Registration Statement”). Accordingly, no registration fee is due. The Unsold Shares may be issued under the AGNC Investment Corp. Dividend Reinvestment and Direct Stock Purchase Plan. In connection with the registration of the Unsold Shares on the Initial Registration Statement, the Registrant previously paid filing fees of $60,635.00, which will continue to be applied to such Unsold Shares. In accordance with Rule 415(a)(6), the offering of the securities registered under the Expiring Registration Statement will be terminated as of the date of effectiveness of this Registration Statement.